SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 15, 2013
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On July 15, 2013, the Company issued a press release announcing unaudited financial information for the quarter ended June 30, 2013, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2013, Customers Bancorp, Inc. (the “Company”) announced that it has appointed Robert E. Wahlman as Chief Financial Officer of the Company and its wholly-owned subsidiary Customers Bank (the “Bank”), effective August 13, 2013.  Mr. Wahlman is expected to first join the Company and the Bank as an Executive Vice President, effective August 5, 2013, prior to his transition to the role of Chief Financial Officer in mid-August.

Prior to joining the Company, since March 2009, Mr. Wahlman served as the Executive Vice President and Chief Financial and Investment Officer of Doral Financial Corporation, a public bank holding company.  He served from June 2003 to February 2009 as Chief Financial Officer of the following divisions and affiliates of Merrill Lynch & Co., a capital markets, advisory and wealth management company: U.S. Bank Group, Merrill Lynch Bank USA, and Merrill Lynch Bank and Trust.  From January 2001 to June 2003, Mr. Wahlman worked as Controller of the U.S. Bank Group division of Merrill Lynch & Co.  Prior to joining Merrill Lynch & Co., Mr. Wahlman served as the Controller and Chief Accounting Officer of CIGNA Corporation’s four life insurance subsidiaries from September 1998 to January 2001. Mr. Wahlman is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics and History and a Master of Business Administration degree with a concentration in Finance from the University of Arkansas.

It is expected that Mr. Wahlman will enter into an employment agreement with the Company in the near future which will provide, among other things, for a two-year term of employment with an annual base salary of $315,000 with a 50% bonus opportunity, options to purchase 20,000 shares of voting common stock of the Company, and a car allowance of $800 per month.  Mr. Wahlman will participate in the Company’s Bonus Recognition and Retention Program.  In connection with his relocation to the Wyomissing, Pennsylvania area, the Company will pay for ninety (90) days of temporary housing for Mr. Wahlman, as well as all reasonable moving expenses.

Mr. Wahlman will succeed James D. Hogan who will retire as Interim Chief Financial Officer of the Company and the Bank, effective August 13, 2013.

Item 8.01.  Other Events.

Attached hereto as Exhibit 99.2 and incorporated into this Item 8.01 by reference is the July 16, 2013 Press Release of the Company relating to Mr. Wahlman’s appointment.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
Exhibit 99.1	July 15, 2013 Press Release
Exhibit 99.2	July 16, 2013 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ James D. Hogan
Name:	James D. Hogan
Title:	Chief Financial Officer and Executive Vice President

Date:  July 16, 2013

EXHIBITS INDEX

Exhibit	Description
Exhibit 99.1	July 15, 2013 Press Release
Exhibit 99.2	July 16, 2013 Press Release